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                                                             EXHIBIT 23.1





                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 8, 1995 included in U.S. Home Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.

We are aware that U.S. Home Corporation has incorporated by reference in this Registration Statement its Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, which include our reports dated April 24, 1995, July 21, 1995 and October 19, 1995, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



                                   /s/  Arthur Andersen LLP
                                  -------------------------
                                  ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1996